UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2019

MAJESCO
(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.002 par value	MJCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

In connection with the previously disclosed acquisition of the issued share capital of Exaxe Holdings Limited, a private limited company incorporated in Ireland (“Exaxe”), on September 9, 2019, Exaxe Limited, the subsidiary of Exaxe (“Exaxe Limited”), entered into amendments to the lease agreement with certain sellers (including Norman Carroll and Philip Naughton who are currently officers of Majesco). Pursuant to the amendments, the lease term was extended to September 30, 2024 for an annual rent of €106,000.

The foregoing summary of the lease amendments does not purport to be complete and is qualified in its entirety by reference to the Deed of Variation of Lease and the Deed of Renunciation which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description
10.1	Deed of Variation of Lease dated September 9, 2019 by and among Exaxe Limited and Norman Carroll, Philip Naughton and Frances Hemeryck (trading as the Sandyford Business Co-ownership)
10.2	Deed of Renunciation dated September 9, 2019 by and among Exaxe Limited and Norman Carroll, Philip Naughton and Frances Hemeryck (trading as the Sandyford Business Co-ownership)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO
Date: September 11, 2019
	By:	/s/ Wayne Locke
Wayne Locke, Chief Financial Officer